Exhibit 8.1

[Letterhead of Cleary Gottlieb Steen & Hamilton LLP]

Writer’s Direct Dial: (212) 225-2188

New York, June 10, 2009

Citigroup Inc.

399 Park Avenue

New York, NY 10043

Ladies and Gentlemen:

We have acted as counsel to Citigroup Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-4, as amended (the “Registration Statement”) relating to the issuance of up to 5,992,307,693 shares of the Company’s common stock, par value $0.01 per share. The shares will be issued in connection with the Company’s offer to exchange various series of preferred stock and trust preferred securities (the “Subject Securities”) for the Company’s common stock, upon the terms and subject to the conditions set forth in the prospectus contained in the Registration Statement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

We have participated in the preparation of the Registration Statement and have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other persons, as we have deemed relevant. In particular, in arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	the Voting Trust Agreement;

(c)	the offering documents for each series of trust preferred securities that are the subject of the Trust Preferred Exchange Offers, as well as the Amended and Restated Declaration of Trust for each such series; and

(d)	the offering documents for each series of depositary shares that are the subject of the Public Preferred Depositary Exchange Offers.

Citigroup Inc., p. 2

In rendering the opinion expressed below, we have, without independent investigation, assumed the completeness, authenticity and validity of all such documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, and have assumed that the respective parties thereto and all persons having obligations thereunder will act in all respects at all relevant times in conformity with the requirements and provisions of such documents. We have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. The opinions expressed below are based on the Internal Revenue Code of 1986, as amended (the “Code”), and other laws and regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (which change could apply retroactively).

Based upon and subject to the foregoing, we are of the opinion that the exchange of Subject Securities for the Company’s common stock pursuant to the Exchange Offers will be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, holders will not recognize gain or loss in respect of the receipt of the Common Stock in the exchange, except with respect to any accrued but unpaid interest on the Trust Preferred Securities and with respect to any foreign currency gain or loss realized on the Sterling-denominated 6.829% E-TruPS, as discussed in the Registration Statement under the heading “Certain United States Federal Income Tax Considerations – Treatment of the Exchange Offers.” Also based upon and subject to the foregoing, we are of the further opinion that the Voting Trust will either constitute a grantor trust, within the meaning of Sections 671 through 679 of the Code, or a custodial arrangement that is not an entity recognized for U.S. federal tax purposes, and accordingly will not be classified as a partnership or an association taxable as a corporation. Accordingly, the statements contained in the Registration Statement under the heading “Certain United States Federal Income Tax Considerations – Classification of the Voting Trust” accurately describe the treatment of the Voting Trust.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ William McRae
William McRae, a Partner

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